Calculation of Filing Fee Tables
S-8
Baker Hughes Co
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A Common Stock ($0.0001 par value)	Other	315,000	$ 57.93	$ 18,247,950.00	0.0001381	$ 2,520.05
Total Offering Amounts:						$ 18,247,950.00		$ 2,520.05
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 2,520.05
Offering Note
[1]	(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, the number of shares of Class A common stock ($0.0001 par value) ("Common Stock") of Baker Hughes Company (the "Registrant") registered hereunder includes an additional indeterminate number of shares of Common Stock that become issuable by reason of any share dividend, share split or similar transaction. The shares of Common Stock being registered are issuable on future settlement of outstanding and unvested time-vesting restricted stock unit awards granted on or after July 28, 2025 under the Chart Industries, Inc. 2024 Omnibus Equity Plan that were assumed by the Registrant in connection with the completion of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of July 28, 2025, by and among the Registrant, Tango Merger Sub, Inc., a Delaware corporation and an indirect subsidiary of the Registrant, and Chart Industries, Inc. (2) The Proposed Maximum Offering Price Per Unit is estimated solely for the purpose of determining the registration fee pursuant to Rule 457(c) and 457(h) under the Securities Act, the offering price and registration fee are based on a price of $57.93 per share, which price is an average of the high and low prices of the Registrant's Common Stock as reported on the Nasdaq Stock Market on July 14, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources